Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for the Fourth Quarter and Full Year 2020

Oklahoma City, Oklahoma, March 3, 2021 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter and fiscal year ended December 31, 2020.

Results and highlights during the full year 2020:
•Decreased net debt1 by $55.4 million to a net cash position of $2.1 million compared to a net debt position of $53.2 million at the end of the prior year
•Generated Adjusted EBITDA of $53.4 million compared to $134.8 million in the prior year
•Produced 23.8 MBoed compared to 32.8 MBoed in the prior year
•Incurred a net loss of $277.4 million, or $7.77 per share, driven largely by lower commodity prices and a non-cash ceiling test write down. Adjusted net loss was $7.2 million, or $0.20 per share
•Decreased G&A by $16.7 million to $15.3 million, or $1.76 per boe, from $32.1 million, or $2.68 boe, in the prior year and decreased Adjusted G&A by $14.7 million to $14.1 million, or $1.62 per boe, from $28.8 million, or $2.41 per boe, in the prior year
•Decreased LOE by $47.5 million to $43.4 million, or $4.99 per boe, from $90.9 million, or $7.61 per boe, in the prior year
•Announced the sale of North Park Basin and subsequently closed the sale for $47 million in cash, subject to customary effective date and post-closing adjustments
•Closed on the sale of the company headquarters for $35.4 million in cash
•Closed on the acquisition of the overriding royalty interests held by SandRidge Mississippian Royalty Trust II for a net purchase price of $3.28 million
•Continued streak without a recordable Health, Safety and Environmental ("HS&E") incident for 28 months as of the end of the year
1 Net debt is defined as total debt less unrestricted cash

Financial Results
For the quarter, the Company reported a net loss of $0.2 million, or $0.01 per share, and net cash provided by operating activities of $8.8 million. After adjusting for certain items, the Company's adjusted net income amounted to $2.2 million, or $0.06 per share, operating cash flow totaled $8.2 million and adjusted EBITDA was $9.1 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release.
For the full year 2020, the Company reported a net loss of $277.4 million, or $7.77 per share, and net cash provided by operating activities of $36.2 million. After adjusting for certain items, the Company's adjusted net loss amounted to $7.2 million, or $0.20 per share, operating cash flow totaled $44.3 million and adjusted EBITDA was $53.4 million for the year.

Operational Results and Activity
Production totaled 1,938 MBoe (21.1 MBoed, 22% oil, 31% NGLs and 47% natural gas) for the quarter and 8,703 MBoe (23.8 MBoed, 24% oil, 31% NGLs and 45% natural gas) for the full year of 2020.
Mid-Continent Assets in Oklahoma and Kansas
Production in the Mid-Continent totaled 1,750 MBoe (19.0 MBoed, 14% oil, 34% NGLs and 52% natural gas) for the quarter and 7,763 MBoe (21.2 MBoed, 15% oil, 35% NGLs and 50% natural gas) for the full year of 2020.
North Park Basin Assets in Colorado
Net production for North Park Basin totaled 188 MBoe (2.1 MBoed, 100% oil) during the quarter and 940 MBoe (2.6 MBoed, 100% oil) for the full year of 2020.

North Park Basin Sale
On February 5, 2021, we sold all of our oil and natural gas properties and related assets of the North Park Basin in Colorado for a purchase price of $47 million in cash, subject to customary effective date and post-closing adjustments.

Building Sale
On August 31, 2020, the Company closed on the sale of its corporate headquarters building located in Oklahoma City, OK for $35.4 million.

ORRI Acquisition
On September 10, 2020, the Company acquired all of the overriding royalty interests of SandRidge Mississippian Royalty Trust II for a gross purchase price of $5.25 million (net purchase price of $3.28 million, given the Company's prior 37.6% ownership of the Trust).

Year End 2020 Estimated Proved Reserves
Proved reserves decreased from 89.9 MMBoe at December 31, 2019 to 36.9 MMBoe at December 31, 2020, primarily as a result of downward revisions of 45.0 MMBoe associated with the decrease in year-end SEC commodity prices for oil and natural gas consisting of (27.8 MMBoe from removing PUDs, and 17.3 MMBoe from remaining proved reserves). The Company also recorded 2020 production totaling 8.7 MMBoe and a decrease of 9.0 MMBoe attributable to well shut-ins, sales and other revisions associated with the COVID-19 pandemic and resulting 2020 commodity price contraction. These reductions were partially offset by an 8.6 MMBoe increase associated with reduction in expenses and other commercial improvements, and purchases of 1.1 MMBoe of proved reserves.

	Oil MBbls	NGLs MBbls	Gas MMcf	Equivalent MBoe[1]	Standardized Measure /PV-10 $MM
Proved Reserves, December 31, 2019	35,308	15,859	232,307	89,885	$364
Revisions of previous estimates	(24,650)	(2,246)	(107,426)	(44,800)
Acquisitions of new reserves	74	437	3,391	1,076
Sales of reserves in place	(163)	(111)	(1,827)	(579)
Production	(2,084)	(2,694)	(23,552)	(8,703)
Proved Reserves, December 31, 2020	8,485	11,245	102,893	36,879	$105

1) Equivalent Boe are calculated using an energy equivalent ratio of six Mcf of natural gas to one Bbl of oil. Using an energy-equivalent ratio does not factor in price differences and energy-equivalent prices may differ significantly among produced products.

2021 Capital Expenditures and Operational Guidance
In 2021, the Company plans to spend $5.0 - $10.0 million in total capital expenditures. Total production for 2021 is projected to be 4.8 - 6.2 MMBoe. Other operational guidance detail can be found on the "2021 Operational and Capital Expenditure Guidance" table below. With this plan, the Company intends to remain cash flow positive and maintain a clean balance sheet.

Liquidity and Capital Structure
As of December 31, 2020, the Company's total liquidity was $32.1 million, based on $22.1 million of cash, excluding restricted cash and $10.0 million available under its credit facility.

As of March 1, 2021, the Company's cash on hand was approximately $78 million.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, March 4, 2021 at 10:00 am CT. The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/4264648 at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2021 Operational and Capital Expenditure Guidance
Presented below is the Company’s updated operational and capital expenditure guidance for 2021.

Guidance
Projection as of
March 3, 2021
Production
Oil (MMBbls)	0.60 - 0.90
Natural Gas Liquids (MMBbls)	1.70 - 2.10
Total Liquids (MMBbls)	2.30 - 3.0
Natural Gas (Bcf)	15.0 - 19.0
Total (MMBoe)	4.80 - 6.20

Price Differentials to NYMEX
Oil (per Bbl)	($1.75)
Natural Gas (per MMBtu)	($1.50)
NGL (% of WTI)	20%

Expenses
LOE	$28 - $34 million
Adjusted G&A Expense (1)	$10.7 - $14.7 million

% of Revenue
Severance and Ad Valorem Taxes	7.0% - 7.5%

Capital Expenditures
Capital Expenditures (excluding acquisitions and plugging and abandonment)	$5 - $10

1.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 11. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31, 2020		Year Ended December 31,
	2020	2019	2020	2019
Production - Total
Oil (MBbl)	428	851	2,084	3,519
NGL (MBbl)	598	575	2,694	2,910
Natural Gas (MMcf)	5,474	7,750	23,552	33,164
Oil equivalent (MBoe)	1,938	2,718	8,703	11,956
Daily production (MBoed)	21.1	29.5	23.8	32.8

Average price per unit
Realized oil price per barrel - as reported	$38.18	$51.13	$35.33	$52.96
Realized impact of derivatives per barrel	—	0.67	4.77	0.34
Net realized price per barrel	$38.18	$51.80	$40.10	$53.30

Realized NGL price per barrel - as reported	$9.12	$11.67	$6.67	$12.23
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$9.12	$11.67	$6.67	$12.23

Realized natural gas price per Mcf - as reported	$1.56	$1.22	$0.97	$1.33
Realized impact of derivatives per Mcf	(0.98)	—	(0.17)	0.15
Net realized price per Mcf	$0.58	$1.22	$0.80	$1.48

Realized price per Boe - as reported	$15.64	$21.95	$13.15	$22.26
Net realized price per Boe - including impact of derivatives	$12.90	$22.17	$13.83	$22.78

Average cost per Boe
Lease operating	$5.69	$7.07	$4.99	$7.61
Production, ad valorem, and other taxes	$1.16	$1.51	$1.11	$1.62
Depletion (1)	$2.38	$11.82	$5.79	$12.28

Income (loss) per share
Loss per share applicable to common stockholders
Basic	$(0.01)	$(7.01)	$(7.77)	$(12.68)
Diluted	$(0.01)	$(7.01)	$(7.77)	$(12.68)

Adjusted net income (loss) per share available to common stockholders
Basic	$0.06	$(0.11)	$(0.20)	$(0.85)
Diluted	$0.06	$(0.11)	$(0.20)	$(0.85)

Weighted average number of shares outstanding (in thousands)
Basic	35,808	35,536	35,689	35,427
Diluted	35,808	35,536	35,689	35,427

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months and year ended December 31, 2020.

	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020
	(In thousands)	(In thousands)

Drilling, completion and capital workovers	$257	$3,563
Other capital expenditures	109	1,005
Total Capital Expenditures	$366	$4,568
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of December 31, 2020 and December 31, 2019 is presented below:

	December 31, 2020	December 31, 2019

	(In thousands)
Cash, cash equivalents and restricted cash	$28,266	$5,968

Credit facility	$20,000	$57,500
Total debt	20,000	57,500

Stockholders’ equity
Common stock	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,220	1,059,253
Accumulated deficit	(1,022,710)	(745,357)
Total SandRidge Energy, Inc. stockholders’ equity	128,066	402,452

Total capitalization	$148,066	$459,952

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2020	2019
Revenues
Oil, natural gas and NGL	$114,450	$266,104
Other	526	741
Total revenues	114,976	266,845
Expenses
Lease operating expenses	43,431	90,938
Production, ad valorem, and other taxes	9,634	19,394
Depreciation and depletion—oil and natural gas	50,349	146,874
Depreciation and amortization—other	7,736	11,684
Impairment	256,399	409,574
General and administrative	15,327	32,058
Restructuring expenses	2,733	—
Employee termination benefits	8,433	4,792
Gain on derivative contracts	(5,765)	(1,094)
Other operating expense, net	206	(608)
Total expenses	388,483	713,612
Loss from operations	(273,507)	(446,767)
Other income (expense)
Interest expense, net	(1,998)	(2,974)
Other income (expense), net	(2,494)	436
Total other income (expense)	(4,492)	(2,538)
Loss before income taxes	(277,999)	(449,305)
Income tax expense (benefit)	(646)	—
Net loss	$(277,353)	$(449,305)
Loss per share
Basic	$(7.77)	$(12.68)
Diluted	$(7.77)	$(12.68)
Weighted average number of common shares outstanding
Basic	35,689	35,427
Diluted	35,689	35,427

SandRidge Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$22,130	$4,275
Restricted cash - other	6,136	1,693
Accounts receivable, net	19,576	28,644
Derivative contracts	—	114
Prepaid expenses	2,890	3,342
Other current assets	80	538
Total current assets	50,812	38,606
Oil and natural gas properties, using full cost method of accounting
Proved	1,463,950	1,484,359
Unproved	17,964	24,603
Less: accumulated depreciation, depletion and impairment	(1,375,692)	(1,129,622)
	106,222	379,340
Other property, plant and equipment, net	103,118	188,603
Other assets	680	1,140
Total assets	$260,832	$607,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$51,426	$64,937
Asset retirement obligation	16,467	22,119
Other current liabilities	984	1,367
Total current liabilities	68,877	88,423
Long-term debt	20,000	57,500
Asset retirement obligation	40,701	52,897
Other long-term obligations	3,188	6,417
Total liabilities	132,766	205,237
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 35,928 issued and outstanding at December 31, 2020 and 35,772 issued and outstanding at December 31, 2019	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,220	1,059,253
Accumulated deficit	(1,022,710)	(745,357)
Total stockholders’ equity	128,066	402,452
Total liabilities and stockholders’ equity	$260,832	$607,689

SandRidge Energy, Inc. and Subsidiaries
Consolidated Cash Flows
(In thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(277,353)	$(449,305)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	3,202	16
Depreciation, depletion, and amortization	58,085	158,558
Impairment	256,399	409,574
Debt issuance costs amortization	792	558
Write off of debt issuance costs	—	142
Gain on derivative contracts	(5,765)	(1,094)
Cash received on settlement of derivative contracts	5,879	6,266
Loss (gain) on sale of assets	(100)	—
Stock-based compensation	3,012	4,254
Other	149	(187)
Changes in operating assets and liabilities increasing (decreasing) cash
Receivables	5,867	15,829
Prepaid expenses	452	(714)
Other current assets	458	(301)
Other assets and liabilities, net	1,134	(610)
Accounts payable and accrued expenses	(12,968)	(17,217)
Asset retirement obligations	(3,081)	(4,445)
Net cash provided by operating activities	36,162	121,324
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(8,762)	(191,678)
Acquisition of assets	(3,701)	236
Proceeds from sale of assets	37,556	1,593
Net cash provided by (used in) investing activities	25,093	(189,849)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	59,000	211,096
Repayments of borrowings	(96,500)	(153,596)
Reduction of financing lease liability	(1,233)	(1,374)
Debt issuance costs	(160)	(911)
Cash paid for tax withholdings on vested stock awards	(64)	(367)
Net cash provided by (used in) financing activities	(38,957)	54,848
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	22,298	(13,677)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	5,968	19,645
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$28,266	$5,968
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(1,260)	$(2,157)
Cash received for income taxes	$616	$—
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$396	$4,592
Right-of-use assets obtained in exchange for financing lease obligations	$67	$3,347
Carrying values of properties exchanged	$3,890	$5,384

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(In thousands)
Net cash provided by operating activities	$8,806	$25,795	$36,162	$121,324
Changes in operating assets and liabilities	(646)	5,564	8,138	7,458
Operating cash flow	$8,160	$31,359	$44,300	$128,782

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net loss before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(In thousands)
Net loss	$(155)	$(249,142)	$(277,353)	$(449,305)
Adjusted for
Income tax (benefit) expense	—	—	(646)	—
Interest expense	345	974	2,008	3,064
Depreciation and amortization - other	1,665	2,774	7,736	11,684
Depreciation and depletion - oil and natural gas	4,621	32,119	50,349	146,874
EBITDA	6,476	(213,275)	(217,906)	(287,683)

Asset impairment	2,602	244,067	256,399	409,574
Stock-based compensation (1)	258	313	1,187	3,266
Loss (gain) on derivative contracts	1,403	453	(5,765)	(1,094)
Net Cash (paid) received upon settlement of derivative contracts	(5,318)	566	5,879	6,266
Employee termination benefits	2	327	8,433	4,792
Restructuring expenses	1,090	—	2,733	—
Other	2,541	(76)	2,425	(279)
Adjusted EBITDA	$9,054	$32,375	$53,385	$134,842
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

	(In thousands)
Net cash provided by operating activities	$8,806	$25,795	$36,162	$121,324
Changes in operating assets and liabilities	(646)	5,564	8,138	7,458
Interest expense	345	974	2,008	3,064
Employee termination benefits (1)	2	315	6,609	3,802
Income tax (benefit) expense	—	—	(646)	—
Other	547	(273)	1,114	(806)
Adjusted EBITDA	$9,054	$32,375	$53,385	$134,842
1.Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net loss excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net loss available to common stockholders.

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net loss available to common stockholders	$(155)	$(0.01)	$(249,142)	$(7.01)
Asset impairment	2,602	0.07	244,067	6.87
Loss on derivative contracts	1,403	0.04	453	0.01
Net cash (paid) received upon settlement of derivative contracts	(5,318)	(0.15)	566	0.01
Employee termination benefits	2	—	327	0.01
Restructuring expenses	1,090	0.03	—	—
Other	2,541	0.07	(68)	—
Adjusted net income (loss) available to common stockholders	$2,165	$0.06	$(3,797)	$(0.11)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,808	35,808	35,536	35,536
Total adjusted net income (loss) per share	$0.06	$0.06	$(0.11)	$(0.11)

	Year Ended December 31, 2020		Year Ended December 31, 2019
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net loss available to common stockholders	$(277,353)	$(7.77)	$(449,305)	$(12.68)
Asset impairment	256,399	7.18	409,574	11.56
Gain derivative contracts	(5,765)	(0.16)	(1,094)	(0.03)
Net cash (paid) received upon settlement of derivative contracts	5,879	0.16	6,266	0.17
Employee termination benefits	8,433	0.24	4,792	0.14
Restructuring expenses	2,733	0.08	—	—
Other	2,434	0.07	(188)	(0.01)
Adjusted net loss available to common stockholders	$(7,240)	$(0.20)	$(29,955)	$(0.85)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,689	35,689	35,427	35,427
Total adjusted net loss per share	$(0.20)	$(0.20)	$(0.85)	$(0.85)

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,037	$1.57	$5,797	$2.13
Stock-based compensation (1)	(258)	(0.13)	(313)	(0.11)
Adjusted G&A	$2,779	$1.44	$5,484	$2.03

	Year Ended December 31, 2020		Year Ended December 31, 2019
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$15,327	$1.76	$32,058	$2.68
Stock-based compensation (1)	(1,187)	(0.14)	(3,266)	(0.27)
Adjusted G&A	$14,140	$1.62	$28,792	$2.41
1.Excludes non-cash stock-based compensation included in employee termination benefits.

For further information, please contact:
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Revised 2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.